March 11, 2004

Yukon Gold Corporation, Inc.
347 Bay Street
Suite 408
Toronto, Ontario M5H 2R7 Canada


Gentlemen:

      We have acted as counsel to Yukon Gold Corporation, Inc., a Delaware corporation (the "Company"), in connection with the registration of shares of its common stock on behalf certain selling shareholders identified in the registration statement of the Company on Form SB-2 (the "Registration Statement").

      The opinions set forth in this letter, whether or not qualified by the phrase "to our knowledge," are subject to the following qualifications, limitations and exceptions, and are based solely on our review, as submitted to us, of the following:

      A. The following certificates and organizational documents of the Company:


      1. Certificate of Incorporation of the Company dated May 31, 2000, with filing receipt dated May 31, 2000 under the name "RealDarts International, Inc.";

      2. An Amendment to the Certificate of Incorporation of the Company dated August 28, 2000, with filing receipt dated August 29, 2000, which changed the name of the Company to "Optima International, Inc.";

      3. An Amendment to the Certificate of Incorporation of the Company dated August 28, 2000, without a filing receipt, which changed the name of the Company to "Optima Global Corporation;"


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Yukon Gold Corporation, Inc.
March 11, 2004



      4. A Certificate of Merger dated February 2, 2001 and filed on February 5, 2001 in which the Company is the surviving corporation.

      5. An Amendment to the Certificate of Incorporation of the Company dated November 20, 2002, without a filing receipt, changing the name of the Company to "Take-4, Inc.";

      6. An Amendment to the Certificate of Incorporation of the Company dated October 27, 2003, without a filing receipt, changing the name of the Company to "Yukon Gold Corporation, Inc.";

      7.    By-Laws of the Company adopted as of February 2, 2002;

      8. The Certificate of the Secretary of State of Delaware dated March 9, 2004, certifying that the Company is a corporation in good standing; and

      9.    The Minute Book of the Company as submitted to us by the Company.

      C. An officer's certificate of the Secretary/Treasurer of the Company (the "Officer's Certificate") attached hereto as Exhibit A.

      D. Such review of published sources of law as we have deemed necessary based solely upon our review of the items listed in subparagraphs A through C, inclusive, above (such items being the "Reviewed Documents").

      Other than our review of the Reviewed Documents and those files in our offices relative to matters with respect which we have represented or represent the Company, we have made no inquiry or other investigation as to any factual matter.

      We have assumed without any inquiry or other investigation (a) the legal capacity of each natural person, (b) the payment of all required filing or recording fees and taxes, (c) the genuineness of each signature (including signatures on facsimile copies), the completeness of each document submitted to us, the authenticity of each document submitted to us as an original, the conformity to the original of each document submitted to us as a copy and the authenticity of the original of each document submitted to us as a copy, (d) the truthfulness of each representation, warranty, certification or statement as to any factual matter contained in any of the Reviewed Documents, and (e) the accuracy on the date of this letter of the Officers' Certificates.



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Yukon Gold Corporation, Inc.
March 11, 2004


      We are members of the Bar of the State of New York and the opinions expressed herein concern only such provisions of the General Corporation Law of the State of Delaware, as currently in effect, as we have deemed relevant.

      Subject to the qualifications, limitations and exceptions set forth in this letter, it is our opinion that:

      1. The Company is a corporation duly formed and validly existing under the laws of the State of Delaware.

      2. The common shares of the Company covered by the Registration Statement being registered under the Securities Act of 1933, as amended, have been duly authorized and validly issued by the Company, and are fully paid and non-assessable.

      This letter is as of the date hereof and we do not undertake, and hereby disclaim any undertaking, to advise you of any change in any matter set forth herein.


                                    Very truly yours,

                                    KAVINOKY & COOK, LLP


                                    By:  s/Jonathan H. Gardner
                                         Jonathan H. Gardner
                                         For the Firm

222729


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                                    Exhibit A

                              OFFICER'S CERTIFICATE


         I, Stafford Kelley, do hereby certify that I am the duly elected, qualified and acting Secretary/Treasurer of Yukon Gold Corporation, Inc. (the "Company"). This Certificate is provided in connection with opinions (the "Opinions") to be rendered by Kavinoky & Cook, LLP, in connection with the registration of certain of our common shares. The information contained in this Certificate concerns the status of factual matters through the date of this Certificate. The statements made herein to Kavinoky & Cook, LLP are made with the understanding and intention that they will rely upon the information and representations contained in this Certificate in rendering such opinions. Capitalized terms used in this Certificate and not otherwise defined herein shall have the respective meanings given them in the opinion letter of Kavinoky & Cook, LLP. The undersigned hereby certifies to Kavinoky & Cook, LLP as follows:

         1. The Minute Book of the Company provided to us for our review is accurate and complete.

         IN WITNESS WHEREOF, the undersigned has executed his certificate and caused it to be delivered this 11thday of March, 2004.



                                         ---------------------------------------
                                         Stafford Kelley, Secretary
                                         Treasurer, Yukon Gold Corporation, Inc.